Exhibit 99.1

  CITIZENS SOUTH BANKING CORPORATION ANNOUNCES FOURTH QUARTER AND ANNUAL 2004
                                    EARNINGS

     GASTONIA, N.C., Jan. 24 /PRNewswire-FirstCall/ -- Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended December 31, 2004, of $277,000, or $0.04 per diluted share, compared to $966,000, or $0.11 per diluted share, for the quarter ended December 31, 2003. Net income for the year ended December 31, 2004, totaled $3.0 million, or $0.38 per diluted share, compared to $3.4 million, or $0.39 per diluted share for 2003.

     Fourth quarter net cash operating earnings, which excludes amortization of intangible assets and other nonoperating items, amounted to $814,000, or $0.11 per diluted share, compared to $975,000, or $0.11 per diluted share for the fourth quarter 2003. Annual cash operating earnings totaled $3.6 million, or $0.47 per diluted share, compared to $4.3 million or $0.50 per diluted share. Fourth quarter 2004 nonoperating items included a non-cash charge of $598,000, after-tax, for "other-than-temporary" impairment on $4.0 million of Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac") perpetual preferred stock. This impairment had no impact on the Company's equity or operating earnings. The decision to reclassify the unrealized mark-to-market loss on these securities to an other-than-temporary impairment charge is based upon a conservative interpretation of accounting literature and does not necessarily reflect the expected long- term value of these government sponsored, investment grade securities. Other nonoperating items during the fourth quarter of 2004 included a $130,000 after-tax gain on sale of fixed assets and a $9,000 after-tax expense for vesting expense for RRP stock. During the fourth quarter of 2003, nonoperating items included a $580,000 after-tax gain on sale of securities and a $540,000 after-tax expense for vesting expense for RRP stock.

     The Company's net interest income increased by $226,000, or 6.9%, during the fourth quarter of 2004 compared to the fourth quarter of 2003 as a result of margin expansion, loan growth, and a change in the asset mix. The net interest margin continued to expand, increasing by 10 basis points to 2.78% during the fourth quarter of 2004 from 2.68% during the comparable period in 2003. Additionally, the net interest margin for the fourth quarter of 2004 improved by 20 basis points from the third quarter of 2004. This margin expansion was due in part to the two 25 basis point increases in the prime lending rate during the fourth quarter of 2004. Also, during the fourth quarter, total loans increased by $5.8 million to $317.2 million, or 7.4% annualized.

     Deposits increased by $32.3 million, or 9.4%, from $342.4 million on December 31, 2003, to $374.7 million on December 31, 2004. The strongest area of growth came from money market deposit accounts which increased $29.7 million, or 61.7%, and demand deposit accounts, which increased by $9.0 million, or 20.6%, during the year.

     The Company's credit quality continues to compare favorably with industry peers. Nonperforming loans totaled $946,000, or 0.30% of total loans at the end of 2004, compared to $529,000, or 0.18% of total loans, at the end of 2003. Approximately 99% of the Company's nonperforming loans are secured by real estate located in the Company's normal lending area. Nonperforming assets totaled $1.8 million, or 0.34% of total assets, at the end of 2004 compared to $674,000, or 0.14%, of total assets at the end of 2003.

     Excluding nonoperating items of $219,000 during the fourth quarter of 2004 and $953,000 during the fourth quarter of 2003, noninterest income remained flat at $1.0 million during the respective quarters. Fees generated from mortgage banking and other lending activities increased by $48,000, or 61.5%. This increase was partly offset by a $35,000 reduction in the fair value adjustment of deferred compensation assets, the effects of which are offset by a corresponding decrease in noninterest expense.

     Excluding nonoperating items of $1.0 million during the fourth quarter of 2004 and $887,000 during the fourth quarter of 2003, noninterest expense increased by $226,000, or 9.9%, to $3.3 million during the period. These increases were primarily attributable to branch expansion, new and enhanced technological investments, and costs associated with the development of the Company's loan production office in Cornelius, North Carolina, and the development of the Company's Hispanic banking initiative.

     Kim S. Price, President and CEO, commented, "We are pleased to report that market expansion and infrastructure investments made in 2004 are producing tangible growth in loans and deposits, and have positioned us well to benefit from the strengthening economy. Our franchise growth is also creating balance sheet leverage and margin expansion, two key initiatives for the Company."

     Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904 and is celebrating its 100th anniversary. The Bank had approximately $509 million in assets at December 31, 2004, and operates eleven full-service offices located in three North Carolina counties -- Gaston, Rowan, and Iredell.

     This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2003, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

     Citizens South Banking Corporation
     Selected Financial Information
     (dollars in thousands, except per share data)

                                      Quarter           Quarter            Year            Year
                                       ended             ended            ended           ended
                                      Dec. 31,          Dec. 31,         Dec. 31,        Dec. 31,
                                        2004              2003             2004            2003
                                    ------------     ------------     ------------     ------------
Reconciliation of GAAP to
 non-GAAP Measures:
Net income, as reported (GAAP)      $        277     $        966     $      2,955     $      3,391
Non-operating items:
 Gain on sale of assets, net                (214)            (953)            (674)          (1,022)
 Vesting expense for RRP                      14              887              369              887
 Impairment of GSE
  preferred stock                            983                0              983                0
 Loss on early extinguishment
  of debt                                      0                0                0            1,289
 Related income taxes (39.12%)              (306)              26             (265)            (451)
Operating Earnings                  $        754     $        926     $      3,368     $      4,094
Add: Amortization of
      intangible assets                       99               81              419              404
     Related income
      taxes (39.12%)                         (39)             (32)            (164)            (158)
Net Cash Operating Income           $        814     $        975     $      3,623     $      4,340

Per Share Data:
Average common shares
 outstanding, basic                    7,176,201        8,483,176        7,611,022        8,623,838
Basic net income - GAAP             $       0.04     $       0.11     $       0.39     $       0.39
Basic net income - Operating                0.11             0.11             0.44             0.47
Basic net income - Cash                     0.11             0.11             0.48             0.50

Average common shares
 outstanding, diluted                  7,286,895        8,618,639        7,712,591        8,762,545
Diluted net income - GAAP           $       0.04     $       0.11     $       0.38     $       0.39
Diluted net income
 - Operating                                0.10             0.11             0.44             0.47
Diluted net income - Cash                   0.11             0.11             0.47             0.50

Cash dividends declared             $      0.065     $       0.06     $       0.26     $       0.24
 Period-end book value                      9.74            10.11             9.74            10.11

Financial Ratios:
Return on average
 stockholders' equity - GAAP                1.53%            4.31%            3.78%            3.61%
Return on average
 stockholders' equity
 - Operating                                4.15             4.13             4.31             4.36
Return on average
 stockholders' equity - Cash                4.48             4.35             4.63             4.62
Return on average assets - GAAP             0.22%            0.78%            0.59%            0.68%
Return on average assets
 - Operating                                0.60             0.75             0.67             0.83
Return on average assets - Cash             0.64             0.79             0.72             0.88
Efficiency ratio - GAAP                    89.75%           73.49%           75.75%           73.81%
Efficiency ratio - Operating               72.13            69.07            70.84            65.59
Efficiency ratio - Cash                    69.96            67.20            68.41            63.29
Net interest margin                         2.78%            2.68%            2.63%            2.67%
Average equity to
 average assets                            14.34            18.21            15.64            18.96
Asset Quality Data:
Allowance for loan losses           $      3,029     $      2,969     $      3,029     $      2,969
Nonperforming loans                          946              529              946              529
Net charge-offs                               97               39              270               86
Nonperforming assets                       1,752              674            1,752              674
Allowance for loan losses
 to total loans                             0.96%            0.97%            0.96%            0.97%
Nonperforming loans to
 total loans                                0.30             0.18             0.30             0.18
Nonperforming assets to
 total assets                               0.34             0.14             0.34             0.14

Average Balances:
Total assets                        $    506,441     $    492,567     $    499,937     $    495,198
Loans receivable, net of
 unearned income                         308,592          292,925          294,953          297,517
Interest-earning assets                  451,616          446,270          442,809          450,826
Deposits                                 371,428          343,662          361,893          328,722
Interest-bearing
 liabilities                             407,194          383,796          398,778          379,960
Stockholders' equity                      72,612           89,690           78,192           93,873

At Period End:
Total assets                        $    508,961     $    495,751     $    508,961     $    495,751
Loans receivable, net
 unearned income                         317,156          297,995          317,156          297,995
Interest-earning assets                  455,577          448,401          455,577          448,401
Deposits                                 374,744          342,446          374,744          342,446
Interest-bearing
 liabilities                             410,782          388,434          410,782          388,434
Stockholders' equity                      72,394           87,669           72,394           87,669

     Citizens South Banking Corporation
     Consolidated Statements of Financial Condition
     (dollars in thousands)

                                            December 31,    December 31,
                                               2004             2003
                                            ------------    ------------
                                            (unaudited)
ASSETS

Cash and due from banks                     $      5,800    $      5,374
Interest-earning bank balances                     5,790           2,840
  Cash and cash equivalents                       11,590           8,214
Investment securities available-for-sale,
 at fair value                                    52,407          56,233
Mortgage-backed securities
 available-for-sale, at fair value                81,169          89,168
Loans receivable, net unearned income            317,156         297,995
Allowance for loan losses                         (3,029)         (2,969)
Real estate acquired through
 foreclosure, net                                    806             145
Accrued interest receivable                        1,662           1,943
Premises and equipment, net                       17,363          14,939
Federal Home Loan Bank stock, at cost              3,461           2,915
Bank owned life insurance                         12,885          12,317
Intangible assets                                  7,560           7,985
Other assets                                       5,931           6,866

  Total assets                              $    508,961    $    495,751

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts                     $     52,684    $     43,686
Money market deposit accounts                     77,924          48,189
Savings accounts                                  29,174          36,754
Time deposits                                    214,962         213,817
  Total deposits                                 374,744         342,446
Borrowed money                                    55,772          58,981
Deferred compensation                              5,850           6,165
Other liabilities                                    201             490
  Total liabilities                              436,567         408,082

Stockholders' Equity:
Common stock issued and outstanding,
 $0.01 par value, 20,000,000 shares
 authorized, 9,062,727 issued and
 outstanding in 2004 and 2003                         91              91
Additional paid-in-capital                        68,381          68,280
Unallocated common stock held by
 Employee Stock Ownership Plan                    (1,796)         (1,979)
Unearned compensation related to
 Recognition and Retention Plan                   (1,699)         (1,979)
Retained earnings, substantially
 restricted                                       29,766          28,824
Accumulated unrealized gain on
 securities available-for-sale,
 net of tax                                         (419)            (40)
Treasury stock of 1,630,683 shares
 at December 31, 2004, and 392,414 shares
 at December 31, 2003                            (21,930)         (5,528)
Total stockholders' equity                        72,394          87,669

Total liabilities and stockholders'
 equity                                     $    508,961    $    495,751

     Citizens South Banking Corporation
     Consolidated Statements of Operations (unaudited)
     (in thousands, except per share data)

                                              Three Months                  Twelve Months
                                            Ended December 31,            Ended December 31,
                                       ---------------------------   ---------------------------
                                           2004           2003           2004           2003
                                       ------------   ------------   ------------   ------------
Interest income
Loans                                  $      4,350   $      3,887   $     16,102   $     16,798
Investment securities                           459            495          1,906          1,495
Interest-bearing deposits                        29             31            142            250
Mortgage-backed and
 related securities                             790            802          2,946          3,426
  Total interest income                       5,628          5,215         21,096         21,969

Interest Expense
Deposits                                      1,649          1,465          6,127          6,501
Borrowed funds                                  454            451          1,816          2,231
Total interest expense                        2,103          1,916          7,943          8,732

Net interest income                           3,525          3,299         13,153         13,237
Provision for loan losses                       210             15            330             60
  Net interest income
   after provision for
   loan losses                                3,315          3,284         12,823         13,177

Noninterest Income
Fee income on deposit accounts                  599            597          2,399          2,286
Fee income on mortgage banking
 and lending activities                         126             78            553            832
Dividends on FHLB stock                          27             23             96            102
Increase in cash value of
 bank-owned life insurance                      112            121            592            490
Fair value adjustment on
 deferred compensation assets                    98            133            178            312
Gain on sale of assets                          219            953            702          1,121
Other noninterest income                         84             94            312            354
  Total noninterest income                    1,265          1,999          4,832          5,497

Noninterest Expense
Compensation and benefits                     1,520          1,585          6,028          6,083
Vesting expense for Recognition
 and Retention Plan                              14            887            369            887
Fair value adjustment on
 deferred compensation obligation                98            133            178            312
Occupancy and equipment expense                 487            353          1,773          1,345
Professional services                           163            137            555            581
Amortization of intangible
 assets                                          99             81            419            404
Loss on sale of assets                            5              0             28             99
Prepayment penalty on FHLB
 advances                                         0              0              0          1,289
Impairment of investment
 securities                                     983              0            983              0
Other noninterest expenses                      930            712          3,290          2,827
  Total noninterest expense                   4,299          3,888         13,623         13,827

Income before income taxes                      281          1,395          4,032          4,847

Provision for income taxes                        4            429          1,077          1,456

Net income                             $        277   $        966   $      2,955   $      3,391

Basic earnings per share               $       0.04   $       0.11   $       0.39   $       0.39
Diluted earnings per share             $       0.04   $       0.11   $       0.38   $       0.39

Basic average common shares
 outstanding                              7,176,201      8,483,176      7,611,022      8,623,838
Diluted average common
 shares outstanding                       7,286,895      8,618,639      7,712,591      8,762,545

SOURCE  Citizens South Banking Corporation
     -0-                             01/24/2005
     /CONTACT: Gary F. Hoskins, CFO of Citizens South Banking Corporation, +1-704-884-2263, or gary.hoskins@citizenssouth.com /
     /Web site:  http://www.citizenssouth.com /
     (CSBC)